UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 20, 2024

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BIP Ventures Evergreen BDC

(Exact name of registrant as specified in its charter)

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Delaware	000-56550	93-6632897
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3575 Piedmont Rd NE
Building 15, Suite 730
Atlanta,	Georgia	30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 410-6476

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company x

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 20, 2024, BIP Ventures Evergreen BDC, a Delaware statutory trust (the “Company”), held a special meeting of shareholders (the “Special Meeting”) to consider certain amendments to the Company’s Amended and Restated Investment Advisory Agreement.

As of September 30, 2024, the record date for the Special Meeting, there were 2,876,294.25 of the Company’s common shares (the “Shares”) outstanding, each of which was entitled to one vote on the proposal at the Special Meeting. A total of 1,537,648.57 Shares representing approximately 53.46% of the outstanding Shares entitled to vote, were present virtually or represented by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, the following proposal was considered:

1.	To approve certain amendments to the Amended and Restated Investment Advisory Agreement, dated August 7, 2024, to change the incentive fee currently payable to BIP Capital, LLC, as investment adviser to the Company, to an incentive allocation allocable to BIP Capital, LLC.

The proposal is further described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 16, 2024, as supplemented, and first mailed to the Company’s shareholders on October 22, 2024.

The proposal was approved by the requisite vote of the Company’s shareholders. The final voting results for the proposal are set forth below.

(1)	To approve the proposal:

For	Against	Abstain
1,487,087.54	3,909.30	46,651.73

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIP Ventures Evergreen BDC
Dated:	November 21, 2024	/s/ Mark Buffington
Mark Buffington Chairman of the Board and Chief Executive Officer